Breakdown of Sale Price for
Rene Lerer on January 8 2007
Number of Shares Price
2600            41.75000
7000   41.71000
2400   41.70000
1664   41.69000
7500   41.67720
5836   41.65000
15000   41.30620
8140   41.27500